EXHIBIT 8(bb)

            FORM OF AMENDMENT TO PARTICIPATION AGREEMENT WITH VAN ECK

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                                                                   EXHIBIT 8(bb)

                 AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT
                 -----------------------------------------------

Indianapolis Life Insurance Company (successor in interest to IL Annuity and Insurance Company), Van Eck Worldwide Insurance Trust and the Trust's investment adviser, Van Eck Associates Corporation hereby agree to amend the Participation Agreement that was dated 1995, to be effective as of June 30, 2003, as follows:

1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

2. All references to IL Annuity and Insurance Co. Separate Account 1 are hereby changed to ILICO Separate Account 1 to reflect the name change of the Variable Account.

3. Section 25 is hereby deleted in its entirety and replaced with the following
Section 25:

         25. Each notice required by this Agreement shall be given by wire and confirmed in writing to:

                                    Indianapolis Life Insurance Company
                                    555 South Kansas Avenue
                                    Topeka, Kansas 66603
                                    Attn:  Michael H. Miller, Vice President

                                    and

                                    Ameritas Life Insurance Corp.
                                    5900 O Street
                                    Lincoln, Nebraska 68510
                                    Attn: Debra Powell

                                    Van Eck Worldwide Insurance Trust
                                    99 Park Avenue
                                    New York, New York 10016
                                    Attn: President

                                    Van Eck Associates Corporation
                                    99 Park Avenue
                                    New York, New York 10016
                                    Attn: President


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                                    INDIANAPOLIS LIFE INSURANCE COMPANY

                                    By:________________________________

                                    Name:______________________________

_______________________________     Title:_______________________________
Date

                                    VAN ECK WORLDWIDE INSURANCE TRUST

                                    By:________________________________

                                    Name:______________________________

_______________________________     Title:_______________________________
Date

                                    VAN ECK ASSOCIATES CORPORATION

                                    By:________________________________

                                    Name:______________________________

_______________________________     Title:_______________________________
Date




















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